UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Offering

On February 3, 2026, Sangamo Therapeutics, Inc. (“Sangamo” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 35,190,292 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and pre-funded warrants to purchase 17,787,033 shares of Common Stock (the “Pre-Funded Warrants”), together with accompanying warrants to purchase 52,977,325 shares of Common Stock (the “Purchase Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The combined offering price of each share of Common Stock and accompanying Purchase Warrant is $0.4719. The combined offering price of each Pre-Funded Warrant and accompanying Purchase Warrant is $0.4619. The Common Stock and Pre-Funded Warrants are being sold in combination with an accompanying Purchase Warrant to purchase one share of Common Stock issued for each share of Common Stock or Pre-Funded Warrant sold. All of the securities in the Offering are being sold by the Company. The gross proceeds to the Company from the Offering, before deducting underwriting discounts and estimated offering expenses, is expected to be approximately $25.0 million. The Offering is expected to close on February 4, 2026, subject to satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an initial exercise price per share of $0.01, subject to certain adjustments. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

Each Purchase Warrant will have an initial exercise price per share of $0.4719, subject to certain adjustments. The Purchase Warrants will be exercisable six months after the date of issuance and may be exercised thereafter at any time until expiration five and a half years after the date of issuance. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Purchase Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to the Company subject to the terms of the Purchase Warrants.

The Offering is being made pursuant to Sangamo’s effective registration statement on Form S-3 (Registration Statement No. 333-283179) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The foregoing descriptions of the terms of the Underwriting Agreement and Warrants are each qualified in their entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant and form of Purchase Warrant, respectively, which are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Warrant Amendment

In connection with the Offering, on February 3, 2026, the Company entered into a warrant amendment (the “Warrant Amendment”) pursuant to which Sangamo agreed, concurrently with the closing of the Offering, to reduce the exercise price of outstanding common stock warrants issued on March 26, 2024 and held by the investor in the Offering to purchase 23,809,523 shares of common stock from $1.00 to $0.4719 (the “Repriced Warrants”). The Repriced Warrants will become exercisable six months from the closing date of the Offering. In connection with the reduction in exercise price, the Company has additionally agreed to extend the expiration date of the Repriced Warrants to be five and a half years from the closing of the Offering. Other than as described herein, the terms of the Repriced Warrants remain the same and unchanged.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Warrant Amendment is incorporated by reference herein. The Warrant Amendment may be deemed to involve an exchange of securities exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements relating to Sangamo’s expectations regarding the completion of the Offering. These forward-looking statements are based upon Sangamo’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the Offering and other risks detailed in Sangamo’s filings with the SEC, including Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and in the prospectus supplement relating to the offering. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Sangamo undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 3, 2026, by and between Sangamo Therapeutics, Inc. and Cantor Fitzgerald & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

4.2	Form of Purchase Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

By:	/s/ SCOTT B. WILLOUGHBY
Name:	Scott B. Willoughby
Title:	Chief Legal Officer and Corporate Secretary

Dated: February 4, 2026